Exhibit 32.1

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER(S) AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Summit Therapeutics Inc. (the “Company”) for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2024	/s/ Robert W. Duggan
	Name:	Robert W. Duggan
	Title:	Chief Executive Officer and Executive Chairman (Principal Executive Officer)

Dated: February 20, 2024	/s/ Maky Zanganeh
	Name:	Dr. Maky Zanganeh
	Title:	Executive Director, Chief Executive Officer, President and member of the Board (Principal Executive Officer)

Dated: February 20, 2024	/s/ Ankur Dhingra
	Name:	Ankur Dhingra
	Title:	Chief Financial Officer (Principal Financial Officer)